                                                                     Exhibit 2.1
================================================================================





                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT




                                     BETWEEN




                                e-centives, Inc.
                                    ("Buyer")




                                       AND




                             BrightStreet.com, Inc.
                                   ("Seller")




                                December 26, 2001



================================================================================


                                TABLE OF CONTENTS


1.       DEFINITIONS..............................................................................................1

2.       BASIC TRANSACTION........................................................................................7

         (a)   Purchase and Sale of Assets and Licenses...........................................................7
         (b)   Assumption of Liabilities..........................................................................7
         (c)   Purchase Price.....................................................................................7
         (d)   Payment of Purchase Price..........................................................................7
         (e)   The Closing........................................................................................7
         (f)   Deliveries at the Closing..........................................................................7
         (g)   Allocation.........................................................................................8
         (h)   Patent Assignment..................................................................................8
         (i)   Payments...........................................................................................8
         (j)   Warrants...........................................................................................8
         (k)   Performance Warrant................................................................................8
         (l)   Determination of Earnout Achievement and Warrants..................................................8
3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.............................................................9

         (a)   Organization of the Seller.........................................................................9
         (b)   Authorization of Transaction.......................................................................9
         (c)   Noncontravention...................................................................................9
         (d)   Brokers' Fees......................................................................................9
         (e)   Title to Assets....................................................................................9
         (f)   Financial Statements..............................................................................10
         (g)   Events Subsequent to Most Recent Fiscal Year End..................................................10
         (h)   Liabilities of Seller at Signing..................................................................10
         (i)   Legal Compliance..................................................................................10
         (j)   Tax Matters.......................................................................................10
         (k)   Real Property.....................................................................................11
         (l)   Intellectual Property and Technology..............................................................11
         (m)   Contracts.........................................................................................14
         (n)   Notes and Accounts Receivable.....................................................................14
         (o)   Litigation........................................................................................14
         (p)   Product Warranty..................................................................................15
         (q)   Employees.........................................................................................15
         (r)   Employee Benefits.................................................................................15
         (s)   Environmental, Health, and Safety Matters.........................................................15
         (t)   Acquired Assets...................................................................................16
         (u)   Disclosure........................................................................................16
         (v)   Investment........................................................................................16
         (w)   Liabilities of Seller at Closing..................................................................16
4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................................16

         (a)   Organization of the Buyer.........................................................................16
         (b)   Authorization of Transaction......................................................................16
         (c)   Noncontravention..................................................................................17
         (d)   Brokers' Fees.....................................................................................17
         (e)   SEC and Other Documents; Financial Statements.....................................................17
         (f)   Absence of Certain Changes or Events..............................................................17
         (g)   Disclosure........................................................................................17


                                       i
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5.       PRE-CLOSING COVENANTS...................................................................................18

         (a)   General...........................................................................................18
         (b)   Notices and Consents..............................................................................18
         (c)   Conduct of Business by the Seller Pending the Closing.............................................18
         (d)   Preservation of Business..........................................................................18
         (e)   Full Access.......................................................................................18
         (f)   Notice of Developments............................................................................18
         (g)   Exclusivity.......................................................................................18
         (h)   Notice to Employees...............................................................................19
         (i)   Disclosure........................................................................................19
6.       POST-CLOSING COVENANTS..................................................................................19

         (a)   General...........................................................................................19
         (b)   Access; Litigation Support........................................................................19
         (c)   Transition........................................................................................19
         (d)   Confidentiality...................................................................................19
         (e)   Covenant Not to Compete...........................................................................19
         (f)   Financial Statements for Fiscal Year 2001.........................................................20
         (g)   Unassignable Assets...............................................................................20
         (h)   Employees.........................................................................................21
         (i)   Termination of Cox Agreement......................................................................23
         (j)   Notice of Action Brought by Creditor..............................................................23
7.       CONDITIONS TO OBLIGATION TO CLOSE.......................................................................23

         (a)   Conditions to Obligation of the Buyer.............................................................23
         (b)   Conditions to Obligation of the Seller............................................................24
8.       REMEDIES FOR BREACHES OF THIS AGREEMENT.................................................................25

         (a)   Survival of Representations and Warranties........................................................26
         (b)   Indemnification Provisions for Benefit of the Buyer...............................................26
         (c)   Indemnification Provisions for Benefit of the Seller..............................................27
         (d)   Matters Involving Third Parties...................................................................27
         (e)   Determination of Adverse Consequences.............................................................28
         (f)   Payment by Seller.................................................................................28
         (g)   Offset............................................................................................28
         (h)   Arbitration.......................................................................................29
         (i)   Bulk Transfer Laws................................................................................29
         (j)   Other Indemnification Provisions..................................................................29
         (k)   Damages Threshhold:  Limitation of Liability......................................................29
9.       TERMINATION.............................................................................................30

         (a)   Termination of Agreement..........................................................................30
         (b)   Effect of Termination.............................................................................30
10.      MISCELLANEOUS...........................................................................................31

         (a)   Joint Communications; Public Announcements........................................................31
         (b)   No Third-Party Beneficiaries......................................................................31
         (c)   Entire Agreement..................................................................................31
         (d)   Succession and Assignment.........................................................................31
         (e)   Counterparts......................................................................................32
         (f)   Headings..........................................................................................32



                                     ii
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         (g)   Notices...........................................................................................32
         (h)   Governing Law.....................................................................................33
         (i)   Amendments and Waivers............................................................................33
         (j)   Severability......................................................................................33
         (k)   Expenses..........................................................................................33
         (l)   Construction......................................................................................33
         (m)   Incorporation of Exhibits and Schedules...........................................................34
         (n)   Specific Performance..............................................................................34


                                      iii
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                         LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A -- FORM OF BILL OF SALE AND ASSIGNMENT AND LIMITED ASSUMPTION
             AGREEMENT

EXHIBIT B -- FORM OF INITIAL WARRANT

EXHIBIT C -- FORM OF PERFORMANCE WARRANT

EXHIBIT D -- PATENT ASSIGNMENT AGREEMENT

EXHIBIT E -- MEMBERWORKS TRANSITION AGREEMENT

EXHIBIT F -- FORM OF KEY EMPLOYEE AGREEMENT

EXHIBIT G -- FORM OF CONSENT AND RELEASE



DISCLOSURE SCHEDULES


SCHEDULE I -- LIST OF ACQUIRED ASSETS

SCHEDULE II -- LIST OF EXCLUDED ASSETS

SCHEDULE III -- LIST OF EXCLUDED LIABILITIES

SCHEDULE IV -- LIST OF SELLER'S EMPLOYEES

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

     This Amended and Restated Asset Purchase Agreement (this "AGREEMENT"), made effective as of December 26, 2001, by and between e-centives, Inc., a Delaware corporation (the "BUYER"), and BrightStreet.com, Inc., a Delaware corporation (the "SELLER"), amends and restates that certain Asset Purchase Agreement between the Buyer and Seller dated December 3, 2001. The Buyer and the Seller are referred to collectively herein as the "PARTIES".

     This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets and certain patent and technology licenses (and assume certain of the liabilities) of the Seller in return for cash and warrants to purchase shares of common stock of the Buyer.

     Now, therefore, in consideration of the promises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. DEFINITIONS.

     "ACQUIRED ASSETS" means, with the exception of the Excluded Assets (as defined below), all of the Seller's right, title, and interest in and to all of its assets, rights, benefits, privileges and goodwill of every kind and description and whether tangible or intangible, directly and indirectly owned by Seller, leased, used, or held for use, wherever located, including without limitation: (a) all of its agreements, contracts, commitments and other arrangements (whether written or oral), including without limitation, all merchant, portal, partner, co-branding and other customer contracts and relationships, vendor and supplier contracts and relationships, leases and subleases, other similar arrangements, and rights thereunder, including without limitation those listed on SCHEDULE I(a), (b) all of its tangible assets and personal property, including without limitation, all, equipment, machinery, computer hardware (including servers, routers and modems), completed products, products currently in research and development and contemplated products, furniture, equipment and inventories, including without limitation those listed on SCHEDULE I(b), (c) all of its intangible assets of any kind, including all of its Technology and Intellectual Property, including without limitation those listed on SCHEDULE I(c), and all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) non-disclosure, assignment of invention, confidentiality, non-competition and similar agreements binding any current or former employee or the Seller or relating to the Intellectual Property or the Technology in any way, (e) all settlement arrangements, including settlement agreements with respect to infringements of the Intellectual Property or the Technology, (f) all cash, cash equivalents, and security deposits received on or after August 1, 2001, and all accounts receivable arising from services rendered on or after August 1, 2001, (g) all securities held by Seller, (h) all claims, deposits, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) all franchises, approvals, permits (but excluding applicable city business permits), licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (j) all books, records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, to the extent any of the foregoing are not Excluded Assets. In addition, if the Total BrightStreet Compensation (as defined in the Patent Assignment) at any time on or prior to the fourth anniversary of the Closing equals or exceeds USD 4 million, "ACQUIRED ASSETS" shall also mean all of the Seller's right, title, and interest in and to the Patents.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines,

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costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "APPLICABLE RATE" means the Buyer's cost of funds, not to exceed the prime rate as published from time to time in the WALL STREET JOURNAL.

     "ASSUMED LIABILITIES" means only the following specifically identified Liabilities of the Seller: (a) the Liabilities under the agreements, contracts, commitments and other arrangements that are included as part of the Acquired Assets, and listed on SCHEDULE I(a) and assigned to the Buyer at Closing; (b) only those employee Liabilities associated with existing employee severance amounts and paid time off obligations for the Hired Employees, (c) all obligations and liabilities accruing from and after August 1, 2001 under that certain Master Equipment Lease No. 300771 by and between Seller and Pentech Financial Services, Inc., dated May 1, 2000, and that certain Internet Services and Co-Location Agreement by and between Seller and AboveNet Communications, Inc., dated April 7, 2000; PROVIDED, HOWEVER, that the Assumed Liabilities shall not include (i) any Liability of the Seller for Taxes, other than Taxes accrued after August 1, 2001 in association with the Acquired Assets and Assumed Liabilities, (ii) any Liability of the Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby, (iii) any Liability of the Seller for the unpaid Taxes of any Person other than the Seller under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, (iv) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise),
(v) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (vi) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement),or (vii) any Liability existing as of August 1, 2001 and listed on SCHEDULE III. For the avoidance of doubt, if Buyer elects to exercise its option to list any asset of Seller that otherwise would be an Acquired Asset on SCHEDULE II as an Excluded Asset prior to Closing, such asset shall be identified by the Buyer and made known to the Seller at the time of the execution of this Agreement, and the Liabilities associated with such Excluded Asset will not become part of the Assumed Liabilities.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "BLOOMBERG" means Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Buyer if Bloomberg Financial Markets is not then reporting units of currency per U.S. dollar) or such other reporting service agreed by the Parties.

     "BUYER" has the meaning set forth in the preface above.

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     "BUYER SHARE" means any share of the common stock, $0.01 par value per share, of the Buyer.

     "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "CLOSING" has the meaning set forth in Section 2(e) below.

     "CLOSING DATE" has the meaning set forth in Section 2(e) below.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law, including the regulations explaining those requirements.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Seller, on the one hand, and the Buyer, on the other hand, that is not already generally available to the public.

     "COX AGREEMENT" means that certain Operating Agreement between Cox Target Media, Inc. and Promotions Acquisitions, Inc., dated as of December 3, 1999.

     "MUTUAL NON-DISCLOSURE AGREEMENT" means that certain Mutual Non-Disclosure Agreement between e-centives, Inc. and BrightStreet.com, Inc., dated as of June 4, 2001.

     "CONSENT AND RELEASE AGREEMENT" means, with respect to a creditor, an agreement executed by a creditor of Seller in substantially the form attached hereto as EXHIBIT G.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

     "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCLUDED ASSETS" means (a) all cash, cash equivalents and security deposits other than cash, cash equivalents and security deposits for services provided (i) on or after August 1, 2001 and (ii) received on or after August 1, 2001, (b) the lease agreement dated February 15, 2000 between Limar Realty Corp. #26 and Seller to the real property located at 1601 South De Anza Blvd., Suites 100 and 250, Cupertino, CA 95014, together with the deposit under the lease agreement referred to in this sub-clause (b), (c) the Patents, (d) the receivables that were paid prior to August 1, 2001 or that accrued or became due and payable prior to August 1, 2001, (e) the Development and License Agreement between Seller and MemberWorks Incorporated dated May 31, 2000, and any amounts due thereunder or in connection therewith except as otherwise provided in

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the MemberWorks Transition Agreement to be executed by the parties at Closing in substantially the form attached hereto as EXHIBIT E, (f) the Development and License Agreement between Seller and Save.com LLC dated March 8, 2001 as amended in May 2001, unless Buyer and Save.com LLC and Valassis Communications, Inc. mutually agree to a modified agreement and Buyer elects that such modified agreement be part of the Acquired Assets (g) the Cox Agreement, unless Buyer elects that the Cox Agreement be included in the Acquired Assets, (h) the rights of the Seller under this Agreement (or under any related agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (i) the corporate books and records of Seller including, without limitation, the minute book, stock ledger, financial statements and underlying records and documents, (j) computers and other equipment listed on SCHEDULE II and specifically identified as necessary for Seller to wind up and liquidate its business, (k) and all potential causes of actions BrightStreet has, or may have, against Cox Target Media, Inc., Cox Enterprises, Inc. and Postfutures, and (l) any additional assets listed on
SCHEDULE II. For the avoidance of doubt, Buyer shall have the option to identify and make known to the Seller on the date of the execution of this Agreement any asset of the Seller that otherwise would be an Acquired Asset (including without limitation those on SCHEDULE I(a), SCHEDULE I(b) or SCHEDULE I(c)) on SCHEDULE
II prior to Closing, in which case such asset shall become part of the Excluded Assets.

     "EXISTING BUSINESS" has the meaning set forth in Section 6(e) below.

     "FAIR MARKET VALUE" means the value of the Buyer Shares based on the average of the high and low closing prices of Buyer shares on the relevant date of calculation (i) as reported on the Nasdaq system, if the Buyer Shares are then listed on Nasdaq, or (ii) if the Buyer Shares are not then so listed, but are then listed on SWX New Market of the SWX, as reported by the SWX New Market of the SWX, after applying the CHF-USD exchange rate, as determined at 5 p.m., EST, on such day, as reported by Bloomberg.

     "FINANCIAL STATEMENTS" means: (i) unaudited balance sheets and statements of income, changes in stockholders' equity (deficit) and cash flows as of and for the fiscal year ended December 31, 2000 for the Seller, and (ii) the Most Recent Financial Statements.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HIRED EMPLOYEES" has the meaning set forth in Section 6(h) below.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

     "INITIAL WARRANT" has the meaning set forth in Section 2(j) below.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, prepared but unfiled patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, business processes, product functionality, compositions, manufacturing

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and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all domain names and rights therein, (g) all other proprietary rights, and (h) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MISSING ASSET" means the software licenses referred to on Section 3(l)(i) of the Disclosure Schedule that were not transferred to Buyer as Acquired Assets at the time of the Closing.

     "MOST RECENT BALANCE SHEET" means the unaudited balance sheet as of September 30, 2001 contained within the Most Recent Financial Statements, or the unaudited balance sheet as of October 31, 2001 if the Closing shall occur on or after November 15, 2001.

     "MOST RECENT FINANCIAL STATEMENTS" means the unaudited consolidated and consolidating balance sheets and statements of income, and statement of cash flow as of the end of and for the fiscal quarters ended March 31, June 30, and September 30, 2001, and in addition, if the Closing shall occur on or after November 15, 2001, as of and for the month ended October 31, 2001.

     "NASDAQ" means the National Market System of the National Association of Securities Dealers Automated Quotation.

     "ORDINARY COURSE OF BUSINESS" means an action taken by a Person only if that action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "PARTY" has the meaning set forth in the preface above.

     "PATENTS" have the meaning given such term in the Patent Assignment.

     "PATENT ASSIGNMENT" has the meaning set forth in Section 2(h) below.

     "PAYMENTS" have the meaning set forth in Section 2(c) below.

     "PAYROLL TAXES" has the meaning set forth in Section 6(h) below.

     "PERFORMANCE WARRANT" has the meaning set forth in Section 2(k) below.

     "PERMITTED LIEN" means any (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements,

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and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money which, either individually or in the aggregate, are not material to the Seller or its assets, business or operations.

     "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental entity of arbitrator.

         "PUBLIC REPORTS" means each registration statement, report, proxy statement or information statement and all exhibits, amendments and supplements thereto filed with the Securities and Exchange Commission ("SEC") since the effectiveness of the Buyer's registration statement for its initial public offering on September 28, 2000, each in the form (including exhibits and any amendments and supplements thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof).

     "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITIES LAWS" means Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "SELLER" has the meaning set forth in the preface above.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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     "TECHNOLOGY" means computer hardware or software (including data and related documentation, and including both source code and object code), technology licenses, know-how (and the manner in which such know-how is memorialized) and other technology, together with all adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all related confidential business information (including ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings and specifications), and all copies and tangible embodiments thereof (in whatever form or medium).

     "THIRD PARTY CLAIM" has the meaning set forth in Section 8(d) below.

     "WARRANTS" means the Initial Warrant and the Performance Warrant.

     2. BASIC TRANSACTION.

     (a) PURCHASE AND SALE OF ASSETS AND LICENSES. On the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2. The Buyer will not purchase from Seller, and the Seller will not sell to Buyer, any Excluded Assets.

     (b) ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions of this Agreement, as part of the consideration for the Acquired Assets, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility whatsoever with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

     (c) PURCHASE PRICE. The purchase price for the Acquired Assets to be purchased and the Patent Assignment will be (i) $825,000 cash, payable at the Closing in accordance with Section 2(d) below, (ii) the payments made to or on behalf of Seller under the Services Agreement, (iii) the payments (the "PAYMENTS") to Seller under Section 6 of the Patent Assignment and (iv) the Warrants (collectively, the "PURCHASE PRICE").

     (d) PAYMENT OF PURCHASE PRICE. At Closing, the Buyer will deliver to the Seller the cash portion of the Purchase Price referenced in Section 2(c) and the Warrants referenced in Sections 2(j) and 2(k).

     (e) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Hogan & Hartson L.L.P. in Washington, D.C., commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), but not later than November 30, 2001, or such other date or in such other place or in such other manner as the Parties may mutually determine (the "CLOSING DATE").

     (f) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
Section 7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below;
(iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer assignments (including Intellectual Property transfer documents) and such other instruments of sale, transfer and conveyance, and in such form as the Buyer and its counsel reasonably may request; (iv) the Seller will deliver
Section 3(w) of the Disclosure Schedule in accordance with Section 5(a) below and the Consent and Release Agreement from each creditor in accordance with
Section 7(a) below; PROVIDED, HOWEVER, that failure to obtain the execution of any such Consent and Release

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Agreement, even if the Buyer proceeds with the Closing despite such failure, may not be interpreted to mean that Buyer has assumed or will assume, at any time before or after the Closing, the Liabilities of Seller with respect to any creditor, (v) the Buyer and Seller will execute, acknowledge (if appropriate), and deliver to each other the assignment and assumption agreement in substantially the form attached hereto as EXHIBIT A; and (vi) the Buyer will deliver the consideration specified in Section 2(d) above.

     (g) ALLOCATION. The Purchase Price and all other capitalized costs will be allocated among the Purchased Assets in accordance with an allocation schedule prepared by Buyer and delivered to Seller as soon as reasonably practicable following Closing. If the Seller does not object in writing to the Buyer within 15 days of receipt of the allocation schedule, then such allocation will be deemed to be binding on both Parties, and in any Proceeding related to the determination of any Tax, neither Buyer nor Seller or any shareholder of Seller may contend or represent that such allocation is not a correct allocation. After the Closing, the Parties will make consistent use of the allocation, fair market value and useful lives specified in such allocation schedule for all Tax purposes and in any and all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code, if applicable.

     (h) PATENT ASSIGNMENT. The Buyer and Seller shall execute the Patent Assignment attached as EXHIBIT D (the "PATENT ASSIGNMENT") at the Closing. If the Total BrightStreet Compensation (as defined in the Patent Assignment) is equal to or greater than USD 4 million, then the Patents shall be delivered as part of the Acquired Assets. In such event, Seller shall execute and deliver to Buyer such further instruments and other written assurances and documents as the Buyer may reasonably request and take such other action as may be necessary in order to perfect the transfer of the Patents to Buyer.

     (i) PAYMENTS. As part of the Purchase Price, Buyer shall make payments to Seller according to the terms of the Patent Assignment.

     (j) INITIAL WARRANT. At the Closing, the Buyer will issue to the Seller a warrant to purchase 500,000 Buyer Shares (the "INITIAL WARRANT"). The Initial Warrant will be substantially in the form set forth on EXHIBIT B attached hereto and will have an exercise price equal to the lesser of (i) the Fair Market Value of the Buyer Shares on the trading day prior to Closing, and (ii) the average of the Fair Market Value of the Buyer Shares for each of the five trading days ending one trading day prior to Closing. The Initial Warrant will become exercisable six months after the Closing Date and will be exercisable until four years after the Closing Date. If any of the Acquired Assets cannot be assigned at the Closing, the parties shall mutually agree upon a downward adjustment in the number of Buyer Shares for which the Initial Warrant is exercisable.

     (k) PERFORMANCE WARRANT. At the Closing, the Buyer will issue to the Seller an additional warrant to purchase up to 250,000 Buyer Shares (the "PERFORMANCE WARRANT"). The Performance Warrant will be substantially in the form set forth on EXHIBIT C attached hereto and will have an exercise price in U.S. dollars equal to CHF 4 based on the exchange rate as of 5:00 p.m. EST on the business day prior to Closing as reported by Bloomberg. The Performance Warrant will be exercisable only if the conditions set forth therein are met.

     (l) DETERMINATION OF PERFORMANCE WARRANT VESTING. The determination of whether the conditions for exercise of the Performance Warrant have been met will be made initially by Buyer based on the financial statements of Buyer in accordance with the procedures set forth in ANNEX II thereto. Unless the Seller objects in writing to such determination within thirty (30) calendar days of the receipt of such determination by Seller, such determination will be conclusive and binding on the Seller. In the event the Seller disputes any such determination within such thirty (30) day period based on the financial criteria set forth in ANNEX II thereto, the financial portion of such determination (including, to the extent necessary, the Buyer financial statements on

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which such determination is based) will be reviewed by an independent "Big 5"
accounting firm selected by Buyer. Any adjustment in the financial portion of such determination made by such accounting firm must, to the extent practicable, be made within thirty (30) days following the engagement of such accountants, and any such determination shall be conclusive and binding on the Parties. The expense of such Big 5 accounting firm shall be borne as follows: (i) if the determination results in an adjustment in favor of the Seller, then the Buyer shall bear such cost; or (ii) if the determination does not result in an adjustment in favor of the Seller, then the Seller shall bear such cost.

     3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as of the date of this Agreement and as of the Closing Date that the statements contained in this Section 3 are as follows, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties or as such disclosure schedule is updated and provided to Buyer as of the Closing in accordance with Section 5(a) below (the "DISCLOSURE SCHEDULE"), PROVIDED, HOWEVER, that the aggregate adverse net effect on the Buyer of such updates may not exceed an amount in excess of $50,000. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller (and, if required, the stockholder(s) of Seller) have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally; or (ii) as limited by laws or equitable principles relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) TITLE TO ASSETS. The Seller has good and marketable title to, or a valid leasehold interest in (in the case of assets consisting of leaseholds), the Acquired Assets, free and clear of all Security Interests other

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than Permitted Liens. Without limiting the generality of the foregoing, the
Seller has and will convey to the Buyer at the Closing good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer, subject to the effect of any claims of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally asserted by a creditor of the Seller who has not executed a Consent and Release Agreement or other agreement effectively waiving or releasing all claims against Seller prior to the Closing.

     (f) FINANCIAL STATEMENTS. Attached to the Disclosure Schedule are the Financial Statements. The Financial Statements have been prepared on a consistent basis throughout the periods covered and present fairly in all material respects the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, and are consistent with the books and records of the Seller (which books and records are correct and complete in all material respects). When the audits of the Financial Statements for the period ended July 31, 2001 are completed under Section 6(f), the audited statements will not differ in any material respects from the unaudited statements other than for customary adjustments.

     (g) EVENTS SUBSEQUENT TO MOST RECENT BALANCE SHEET DATE. Since the date of the Most Recent Balance Sheet, there has not been and between the date hereof and the Closing Date there shall not be any adverse change in the business, operations, results of operations, or prospects of the Seller and there has not and shall not have been any other occurrence, event, incident, action, failure to act, condition, or transaction, in each case involving more than $25,000 of payments, sales or Liabilities or that is outside the Ordinary Course of Business and the Seller has not taken any action that, if taken after the date hereof, would violate Section 5(c) hereof.

     (h) LIABILITIES OF SELLER AT SIGNING. As of October 31, 2001, the Seller has no Liability (and to the Knowledge of Seller there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except as indicated in the Consent and Release Agreements provided at Closing in accordance with Section 7(a) below. Section 3(h) of the Disclosure Schedule sets forth each Liability of the Seller as of October 31, 2001. Section 3(h) of the Disclosure Schedule sets forth the amount in U.S. dollars owed as of the applicable date and the name of each party to whom such Liability is owed. As of August 1, 2001 and as of the date hereof, the Seller is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person. As of October 31, 2001, to the Knowledge of the Seller, the Seller has no Liability (and there is no Basis for any such Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

     (i) LEGAL COMPLIANCE. Each of the Seller and its predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (j) TAX MATTERS.

          (i) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller shown on any Tax Return have been paid and all other Taxes have been paid, or a cash reserve adequate to fully discharge all such Tax Liabilities of Seller has been established expressly therefore and such cash reserved therefore has been deposited into an escrow account prior to Closing. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests (other than Permitted Liens) on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) Seller does not expect any authority to assess any additional Taxes with respect to the Seller for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which Seller has Knowledge based upon personal contact with any agent of such authority. Section 3(k) of the Disclosure Schedule lists, all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since Seller's inception.

          (iv) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Seller has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
     Section 6662. The Seller is not a party to any Tax allocation or sharing agreement. The Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) and (B) has no Liability for the Taxes of any Person (other than the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) The unpaid Taxes of the Seller (A) did not, as of June 30, 2001, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller with respect to the Seller in filing its Tax Returns.

     (k) REAL PROPERTY. The Acquired Assets do not include any real property or any lease or sublease of real property.

     (l) INTELLECTUAL PROPERTY AND TECHNOLOGY.

          (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property and Technology necessary or desirable for the operation of its businesses conducted at present and as presently proposed to be conducted. Each item of Intellectual

     Property and Technology owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken commercially reasonable actions to maintain and protect each item of the Intellectual Property and Technology that it owns or uses.

          (ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

          (iii) Section 3(l)(iii) of the Disclosure Schedule identifies each patent or registration that has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or draft patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, identifies each patent application that the Seller has prepared but not yet filed, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

          (iv) Section 3(l)(iv)(A) of the Disclosure Schedule also identifies each registered trademark, registered service mark, and registered trade name or applications therefore, used by the Seller in connection with any of its businesses. Section 3(l)(iv)(B) of the Disclosure Schedule also identifies all material copyrights (whether or not registered) used by Seller in connection with any of its businesses.

          (v) Section 3(l)(v) of the Disclosure Schedule also identifies certain Internet domain names registered to Seller. Through and including the expiration date listed on the Disclosure Schedule, Seller has the exclusive right to use the identified domain names. All Internet domain names have been duly registered with or issued by an appropriate authority and all necessary registration have been paid to continue all such rights in effect. To the Knowledge of the Seller, its registration of the Internet domain names listed on Section 3(l)(v) of the Disclosure Schedule is not in violation of any "cyber squatting" laws in any jurisdiction, domestic or foreign, or in violation of the domain name dispute policies of the applicable domain name registrar.

          (vi) With respect to each item of Intellectual Property required to be identified in Section 3(l)(iii)-(v) of the Disclosure Schedule:

               (A) the Seller possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, nor does the Seller have any reason to believe that any such action, suit, proceeding, hearing, or investigation which is reasonably expected to challenge the legality, validity, enforceability, use, or ownership of the item may be brought or threatened against any of the Seller or that there is any Basis for the same; and

               (D) the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (vii) Section 3(l)(vii) of the Disclosure Schedule identifies each item of Intellectual Property or Technology that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission, including all software other than off-the-shelf commercial software, used by the Seller. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property or Technology required to be identified in Section 3(l)(vii) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above) except as subject to the effect of any claims of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally asserted by a creditor of the Seller who has not executed a Consent and Release Agreement or other agreement effectively waiving or releasing all claims against Seller prior to the Closing.

               (C) to the Knowledge of Seller, no party (including Seller) to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, nor does the Seller have any reason to believe that any such action, suit, proceeding, hearing, or investigation which is reasonably expected to challenge the legality, validity, or enforceability of the underlying item may be brought or threatened against any of the Seller or that there is any Basis for the same.

               (H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (viii) To the Knowledge of the Seller, the Seller will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any existing Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (ix) All material Technology, the subject of any patent applications and trade secrets have been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and personnel of the Seller who have contributed to the development of or been exposed to any material Technology, the subject of any patent applications, and trade secrets have executed and delivered to the Seller a proprietary information and inventions agreement that: (1) restricts such person's right to disclose such person's right to disclose proprietary information of Seller and its affiliates; (2) deems contributions to Technology and Intellectual Property works for hire and assigns all rights in Technology and Intellectual Property to the Seller. None of the current officers and employees of the Seller has any patents issued or patent applications pending for any invention, device, process, or design of any kind now used or needed by the Seller that have not been assigned to the Seller, with such assignments duly recorded in the United States Patent and Trademark Office.

     (m) CONTRACTS. Section 3(m) of the Disclosure Schedule lists all contracts and other agreements the performance of which involves consideration valued in excess of $25,000. The Seller is not a party to any other contract or other agreement which relates to the businesses of the Seller and the performance of which involves consideration valued in excess of $25,000. The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(m) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(m) of the Disclosure Schedule. With respect to each such agreement that is part of the Acquired Assets: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Seller are reflected properly on its books and records, are valid receivables subject to no contractual setoffs or outstanding counterclaims and are considered by Seller and its internal accountants to be current and collectible, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet, in accordance with the past custom and practice of the Seller.

     (o) LITIGATION. Section 3(o) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Section 3(o) of the

Disclosure Schedule is reasonably expected to result in any significant adverse effect on the business, financial condition, operations, results of operations, or prospects of the Seller. Seller has no reason to believe that any such action, suit, proceeding, hearing, or investigation which is reasonably expected to have such an effect may be brought or threatened against the Seller or that there is any Basis for the same.

     (p) PRODUCT WARRANTY. No product manufactured, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease. To the Knowledge of Seller, Seller is not subject to any Liability (and has no Knowledge that there is any Basis for any Liability) for replacement or repair thereof or other damages in connection therewith, under applicable contractual commitments or express and implied warranties in excess of the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet, which is in accordance with the past custom and practice of the Seller.

     (q) EMPLOYEES. To the Knowledge of Seller, no executive, key employee, or group of employees among the Hired Employees has any plans to terminate employment with the Seller prior to Closing. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the Hired Employees. To the Knowledge of the Seller, the Seller is in material compliance with all applicable provisions of the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, and the Family Medical Leave Act with respect to the Hired Employees.

     (r) EMPLOYEE BENEFITS. The Seller has complied in all material respects with all provisions of the Code, ERISA and all other laws applicable to employee benefit plans maintained by the Seller for the benefit of its current and former employees, officers and directors. Seller does not currently, and has not in the past, maintained or participated in any employee benefit plan that is either an employee stock ownership plan or a defined benefit pension plan. Any pension plan maintained by Seller that is intended by Seller to satisfy the requirements for tax qualification described in Section 401 of the Code is so qualified.

     (s) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

          (i) The Seller has complied and is in compliance with all material Environmental and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, the Seller has, to the Knowledge of Seller, obtained and complied with all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business.

          (iii) The Seller has not received any written, oral, notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Seller's business or any property owned or used by the Seller and arising under Environmental and Safety Requirements.

          (iv) The consummation of the transaction that is the subject of this Agreement will not result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

          (v) The Seller has not assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

     (t) ACQUIRED ASSETS. Other than the Excluded Assets and the Patent Assignment attached hereto as EXHIBIT D to be entered into hereunder in connection with the Closing, the Acquired Assets constitute all of the properties, assets and rights necessary for the conduct of the business of the Seller as presently conducted and as presently proposed to be conducted.

     (u) DISCLOSURE. The representations and warranties contained in this
Section 3 do not contain any untruE statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading.

     (v) INVESTMENT. The Seller (i) understands that the Warrants and Buyer Shares into which the Warrants may be exercisable (collectively, the "BUYER SECURITIES") have not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Securities solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor (as defined under 506(b)(2)(ii) of Regulation D under the Securities Act) with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Securities, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Securities.

     (w) LIABILITIES OF SELLER AT CLOSING. At and as of the Closing Date, the Seller will have no Liability (and to the Knowledge of Seller there will be no Basis for any then present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except as indicated in Section 3(w) of the Disclosure Schedule to be delivered at Closing in accordance with Section 7(a) below.
Section 3(w) of the Disclosure Schedule will set forth each Liability of the Seller at and as of The Closing Date, the amount in U.S. dollars owed as of the applicable date, and the name of each creditor to whom such Liability is owed. At and as of the Closing Date, the Seller will not be a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person. To the Knowledge of the Seller, as of the Closing Date, the Seller has no Liability (and there will be no Basis for any such Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made on the date hereof and made on the Closing Date by substituting the Closing Date for the date of this Agreement throughout this Section 4, unless the context requires otherwise), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions and issuance of the Warrants referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or
(iii) violate or conflict with any provision of the articles of organization of bylaws of Buyer. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     (e) SEC AND OTHER DOCUMENTS; FINANCIAL STATEMENTS.

          (i) Buyer has delivered the Public Reports to the Seller (the "PUBLIC REPORTS"). The Public Reports constitute all forms, reports and documents required to be filed by the Seller under the Securities Laws. As of their respective dates, the Public Reports (A) complied, and any Public Reports filed with the SEC subsequent to the date hereof and prior to the Closing will comply, as to form in all material respects with the applicable requirements of the Securities Laws and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (ii) Each of the balance sheets included in or incorporated by reference into the Public Reports (including the related notes and schedules) presented fairly in all material respects the financial position of the Buyer as of its date, and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Public Reports (including any related notes and schedules) presented fairly in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Buyer for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and are not reasonably expected to be material in nature or amount.

     (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Public Reports filed with the SEC prior to the date hereof or in Section 4(f) of the Disclosure Schedule, since June 30, 2001, there has not been any material change in the capital structure or outstanding capital stock of the Buyer, or any change, circumstance or event or proceedings against the Buyer that could reasonably be expected to result in a material adverse effect on the Buyer or the transactions contemplated by this Agreement.

     (g) DISCLOSURE. The representations and warranties contained in this
Section 4, together with the Public Reports referred to in Section 4(e), do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements made herein, in the light of the circumstances under which they were made, not misleading.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) GENERAL. The Seller shall use its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below). Without limiting the generality of the foregoing, the Seller shall use its best efforts to (i) obtain the Consent and Release Agreements contemplated by Section 7(a) below from its creditors and (ii) deliver Section 3(w) of the Disclosure Schedule setting forth each Liability of the Seller at and as of the Closing Date.

     (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and the Seller will use its best efforts to obtain any third party consents, necessary or that the Buyer may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any registrations and filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

     (c) CONDUCT OF BUSINESS BY THE SELLER PENDING THE CLOSING. The Seller will not cause or engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will, from the date hereof until the Closing Date, conduct its businesses in the Ordinary Course of Business, including, without limitation, meeting its obligations as they become due and fulfilling its commitments to customers. The Seller will also use commercially reasonable efforts to preserve intact its respective business organizations and the level of its customers accounts, keep available the services of those of its officers, employees and consultants who are integral to the operation of its businesses as presently conducted and preserve its present relationships with significant customers, significant suppliers and with other persons with whom it has significant business relations.

     (d) PRESERVATION OF BUSINESS. The Seller will use commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e) FULL ACCESS. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), bank statements, contracts, and documents of or pertaining to the Seller, subject to the Mutual Non-Disclosure Agreement between the Parties.

     (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) EXCLUSIVITY. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the Acquired Assets, of the Seller or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer promptly if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (h) NOTICE TO EMPLOYEES. The Seller agrees that the Seller shall provide any notices that may be required by the Worker Adjustment and Retraining Act or a similar state or local law as a result of the termination of employment of the employees of the Seller.

     (i) DISCLOSURE. If, at any time prior to Closing, the Buyer becomes aware of any information which would cause any condition set forth in Sections 7(a)(i) or (ii) not to be satisfied, the Buyer covenants that it will promptly inform the Seller thereof. If, at any time prior to Closing, the Seller becomes aware of any information which would cause any condition set forth in Sections 7(b)(i) or (ii) not to be satisfied, the Seller covenants that it will promptly inform the Buyer thereof.

     6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

     (a) GENERAL. Each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) following the Closing as the other Party may reasonably request to carry out the purposes of this Agreement.

     (b) ACCESS; LITIGATION SUPPORT. Following the Closing, the Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all personnel, books, records (including Tax records), contracts, documents and financial data of or pertaining to the Seller but that are not included in the Acquired Assets, subject to the Mutual Non-Disclosure Agreement. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

     (c) TRANSITION. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Seller to the Buyer from and after the Closing and shall promptly deliver to the Buyer any and all accounts, receivables, or other payments received by the Seller and to which Buyer is entitled on or after the Closing Date.

     (d) CONFIDENTIALITY. The Buyer and the Seller hereby confirm the continued effectiveness of the Mutual Non-Disclosure Agreement and agree that its terms and conditions shall apply to this Agreement and the transactions contemplated hereunder.

     (e) COVENANT NOT TO COMPETE. For a period of four years from and after the Closing Date, Seller may not engage directly or indirectly (including through an Affiliate) in any business that the Seller conducts as of the Closing Date (the "EXISTING BUSINESS") or that competes directly or indirectly with the Buyer, including without limitation, the sale or license or promotions, marketing, shopping or commerce related services, or the sale or license of coupon-related products and services. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (f) FINANCIAL STATEMENTS.

          (i) After the Closing, until the audit described in this Section 6(f) is concluded, the Seller will, and will cause its external accountant to, assist the Buyer in preparing, and cooperate with the Buyer and its internal and external accountants on an ongoing basis with respect to matters relating to, (i) audited balance sheets and statements of income, changes in stockholders' equity (deficit), and cash flow as of and for the seven months ended July 31, 2001 and through the Closing Date of the Seller, and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity (deficit), and cash flows as of the end of and for each fiscal quarter or portion thereof during 2001 up to and including the Closing, for which such financial statements have not been prepared and delivered to Buyer prior to the Closing. All such financial statements (including the notes thereto) will be prepared in accordance with GAAP applied on a basis consistent with the Most Recent Financial Statements, will present fairly in all material respects the financial condition of the Seller as of such date and the results of operations of the Seller for such period, and will be consistent with the books and records of the Seller (which books and records are correct and complete in all material respects). Such reasonable best efforts will include cooperating with the Buyer and its internal and external accountants in resolving issues relating to, and providing such accountants with access to all work papers and supporting materials maintained by the Seller or its internal or external accountants relevant to the preparation of, such financial statements. The expense of preparing the financial statements for all periods prior to Closing in accordance with this Section 6(f) shall be borne (i) by the Seller up to an aggregate maximum amount of $20,000, which expense shall be offset through a dollar-for-dollar adjustment in the portion of the Purchase Price not paid at Closing, and (ii) by the Buyer for any expense in excess of $20,000. The expense of performing the audits contemplated by this Section 6(f) will be borne by the Buyer.

          (ii) The Seller acknowledges that the Buyer may be required to file a Current Report on Form 8-K under the Securities Exchange Act of 1934 in connection with the transactions contemplated by this Agreement (the "FORM 8-K"), including historical audited financial statements relating to the Acquired Assets (the "8-K FINANCIAL STATEMENTS") required to be included with the Form 8-K. If the Buyer determines that such 8-K Financial Statements are necessary, the Buyer shall notify the Seller within 5 business days following the Closing, and in such case the Seller agrees to provide at Buyer's expense the 8-K Financial Statements, together with the audit report of the Seller's independent accountants thereon, no later than fifty (50) days after the Closing Date. The Buyer shall reimburse the Seller for 100% of all reasonable fees and disbursements of the Seller's independent accountants in connection with the preparation of the 8-K Financial Statements.

     (g) UNASSIGNABLE ASSETS. Notwithstanding anything else in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Acquired Assets or part thereof or any rights or benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach thereof, or make Buyer, Seller or any of their respective Affiliates liable for damages or other penalties thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Buyer or Seller so that Buyer would not in fact receive all such rights, Seller (i) shall cooperate with Buyer, at Buyer's request, in endeavoring to obtain such consent and (ii) if any such consent is unobtainable, shall hold any such Acquired Asset or part thereof in trust for Buyer and shall cooperate with Buyer in an arrangement designed to provide to Buyer, at Seller's expense, the benefits and liabilities following Closing with respect to any such Acquired Asset or part thereof or any right or benefit arising thereunder or resulting therefrom, including enforcement for the benefit of Buyer of any and all rights of Seller against a third party arising out of the breach or cancellation by such third party or otherwise. Nothing in this Section 6(g) shall be deemed to waive or to require Buyer to waive any of the conditions to Closing relating to obtaining consents from third parties, or to relieve the Seller of its obligation to obtain prior to closing the consents otherwise required by this Agreement. Buyer and Seller shall from time to time after the Closing execute and deliver to the other such further instruments and other written assurances and documents as may be reasonably required in order to perfect the transfer of any of the Acquired Assets to Buyer, or to ensure that Buyer is entitled to the benefits of the Acquired Assets.

     (h) EMPLOYEES.

          (i) Attached hereto as SCHEDULE IV is a list of all employees of the Seller as of the date hereof with annotations thereto identifying employees that the Buyer proposes to hire and shall make offers to hire as employees of the Buyer from and after the Closing. The employees who accept the Buyer's offer of employment (and which offers have not been revoked by the employees) shall be referred to as the "HIRED EMPLOYEES." At or prior to Closing, as a condition to employment with Buyer, the Hired Employees shall enter into the Buyer's standard non-competition, non-solicitation and assignment of invention agreements with the Buyer.

          (ii) All debts and liabilities relating to any Hired Employees as a result of their employment with Seller, which have accrued, but are not due or payable prior to the Closing, are the responsibility of the Seller and shall be paid to the Hired Employees by the Seller upon their termination of employment with the Seller, except (A) for existing employee severance amounts under the existing severance arrangements between Seller and the Hired Employees, which severance amounts will be payable by Buyer only in accordance with the standard terms and practices of the Buyer, (B) paid time off obligations which will be payable by Buyer and (C) as otherwise provided herein. All claims, allegations, obligations, debts and liabilities relating to any Hired Employees, which are attributable to their employment with the Buyer after the Closing (except for any retention bonuses or severance payments to be made by the Seller, if any), are the responsibility of the Buyer.

          (iii) To the extent permitted by the terms of the applicable Buyer plans and applicable laws, the Hired Employees shall be given credit for all service with the Seller or its subsidiaries (and service credited by Seller or such subsidiary), to the same extent as such service was credited for such purpose by the Seller or such subsidiary, under all employee benefit plans, programs and policies of the Buyer, but not including any non-qualified incentive compensation plans involving the issuance of the Buyer's equity, in which they become participants for all purposes, including without limitation, for purposes of participation, eligibility, vesting, benefit accrual (except to the extent giving such credit would result in the duplication of benefits) and determination of level of benefits.

     To the extent permitted by the terms of the applicable Buyer plans and applicable laws, the Buyer shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Hired Employees under any benefit plans of the Buyer that are welfare benefit plans that such employees may be eligible to participate in after the Closing Date, and (ii) provide each Hired Employee covered under the Seller's benefit plans with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any benefit plans of the Buyer that are welfare plans that such employees are eligible to participate in after the Closing Date.

          (iv) The terms of this Section 6(h) shall not affect the right of the Buyer to terminate any Hired Employee at any time, or affect the right of the Buyer to establish, modify or terminate any employee benefit plan as defined in Section (3)(3) of ERISA or any benefit under any such plan at any time. The Seller shall provide continued health and medical coverage to the extent required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local law or ordinance ("COBRA COVERAGE") to all employees of Seller (and their spouses, dependents and beneficiaries) with respect to "qualifying events" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering events described under the applicable federal, state or local laws or ordinances that occur or occurred on or before the Closing Date. The Buyer shall provide COBRA Coverage to all Hired Employees (and their spouses, dependents and beneficiaries) with respect to "qualifying events," or other triggering events described under the applicable federal, state or local laws or ordinances that occur after the Closing Date. The Seller shall provide COBRA Coverage, if and to the extent required, to any terminated employees who do not become Hired Employees, whether a qualifying or other triggering event occurs before, on or after the Closing Date with respect to such employee's service with the Seller.

          (v) To the extent permitted by applicable law, the Seller agrees that on and after the Closing Date, the Buyer shall assume no liability, obligation or commitment with respect to Seller's employee benefit plans or any benefits or other amounts payable or provided under any Seller employee benefit plan, including any expense or claim incurred or paid by Hired Employees for which they are due reimbursement under the Seller's benefit plans, or any notice, or any contract relating to employment or termination of employment between the Seller and any of its employees or former employees except with respect to (i) any contracts arising between the Buyer and any Hired Employee and (ii) employee severance obligations with respect to such Hired Employees.

          (vi) The Seller will transfer to the Buyer any records or copies thereof (including, but not limited to, IRS Forms W-4 and California Employee Withholding Allowance Certificates) relating to withholding and payment of United States federal, state, and local income, disability, unemployment, FICA, and similar taxes ("PAYROLL TAXES") with respect to wages paid by the Seller during the 2001 calendar year to Hired Employees. In accordance with Revenue Procedure 96-60 and comparable state and local Payroll Tax laws, (i) the Buyer agrees to provide Hired Employees with Forms W-2, Wage and Tax Statements, for the 2001 calendar year setting forth the aggregate amount of wages paid to, and Payroll Taxes withheld in respect thereof, to Hired Employees for the 2001 calendar year by the Seller and the Buyer as predecessor and successor employers, respectively, and (ii) the Seller agrees to cooperate fully with the Buyer in connection therewith.

          (vii) The Seller shall deliver to the Buyer all personnel records or copies thereof relating to the Hired Employees to the extent permitted by applicable law; PROVIDED, HOWEVER, that the Buyer has obtained written consents of Hired Employees with respect to the transfer and disclosure of the contents of such records that are legally required.

(viii) The Parties shall mutually agree upon a plan to retain the Hired Employees as employees of the Buyer, which plan will place the Hired Employees in positions with salaries commensurate with their industry experience and their positions at Seller, based on Seller's salary scale (provided that Buyer shall not be obligated to award any Hired Employee a salary greater than the salary paid to such employee by Seller) with titles, stock options and responsibilities consistent with those of Buyer.

     (i) TERMINATION OF COX AGREEMENT. Within 30 calendar days of the Closing Date, Seller will terminate the Cox Agreement under which source code and related documentation for the PAI Products (as defined in the Cox Agreement) has been deposited with an escrow agent. Seller will use its best efforts to prevent a release of such source code and related documentation, including without limitation, vigorously contest any request by Cox Target Media, Inc. to release such source code and related documentation. Notwithstanding the foregoing, if such source code and related documentation is released from escrow pursuant to a Releasing Event (as defined in the Cox Agreement) during such 30-day period following the Closing Date, Seller will accept the terms and conditions proposed by Cox Target Media, Inc. pursuant to a settlement conference held on October 29, 2001, and if such settlement results in Seller obtaining a recovery from Cox Target Media, Inc., then Seller will pay to Buyer by delivery of cash payable by wire transfer or delivery of other immediately available funds an amount equal to 30% of such recovery.

     (j) NOTICE OF ACTION BROUGHT BY CREDITOR. In the event any creditor of the Seller brings an action against the Buyer, the Buyer shall give not less than 30 days prior written notice to the Seller that such action has been brought, and shall give not less than 30 days prior written notice to the Seller of any resolution of such dispute.

     7. CONDITIONS TO OBLIGATION TO CLOSE.

     (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date, and all the representations and warranties set forth in Section 3 above which are qualified by "material" or materiality shall be true and correct in all respects at and as of the Closing Date.

          (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

          (iii) the Seller shall have delivered to Buyer either (A) the Consent and Release Agreements from the following creditors of Seller: (i) Valassis Communications, Inc., (ii) Limar Realty Corp. #26, and (iii) creditors owed at least 90% of the aggregate outstanding amount of the other Liabilities and obligations of Seller (I.E., other than Valassis Communications, Inc. and Limar Realty Corp. #26) as of the Closing or (B) obtained appropriate creditor clearances pursuant to a formal bankruptcy proceeding.

          (iv) the Seller shall have obtained all of the third party consents specified in Section 5(b) above or listed in thE Disclosure Schedule as necessary for the consummation of the transactions contemplated hereby (other than the consents contemplated by Section 7(a)(iii) above).

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          (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely and materially affect the right of the Buyer to own the Acquired Assets or to control or operate the businesses of the Seller, or (D) affect adversely the right of the Seller to own its assets and to operate its businesses, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect.

          (vi) there shall have been no material adverse change to the business, operations, results of operations, or prospects of the Seller taken as a whole (excluding market and general economic conditions and any event, change or circumstance arising from or attributable to the announcement or pendency of the sale and purchase of the Acquired Assets hereunder).

          (vii) the Seller shall have delivered to the Buyer Section 3(w) of the Disclosure Schedule according to Section 5(a) above and the representations in Section 3(w) shall be true and correct in all respects at and as of the Closing Date.

          (viii) the Seller shall have delivered to the Buyer a certificate executed by the president of the Seller dated as of the Closing Date to the effect that each of the conditions specified above in Section 7(a)(i)-(vii) is satisfied in all respects.

          (ix) all of the employees identified by the Buyer as key employees on
     SCHEDULE IV attached hereto shall have executed and delivered the form of employment agreements attached hereto as EXHIBIT F.

          (x) the Seller shall have executed and delivered the Patent Assignment Agreement attached hereto as EXHIBIT D, and the MemberWorks Transition Agreement attached hereto as EXHIBIT E.

          (xi) the Seller shall have delivered to the Buyer a certificate executed by an officer of the Seller dated as of the Closing Date, certifying (i) the resolutions of the board of directors of Seller authorizing the transactions contemplated hereby, (ii) resolutions of the stockholders of the Seller authorizing the transactions contemplated hereby, (iii) incumbency matters, and (iii) such other proceedings relating to the authorization, execution and delivery of this Agreement and the transactions contemplated hereby as may be reasonably requested by the Buyer.

          (xii) the Seller shall have complied with any applicable bulk sales laws.

          (xiii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and its counsel.

          (xiv) The Seller shall have received all (A) authorizations, consents and approvals required to consummate this Agreement and the transactions contemplated hereby and (B) all other authorizations, consents and approvals set forth herein and in the Disclosure Schedules, and such authorizations, consents and approvals shall be in full force and effect on the Closing Date.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing specifically so stating at or prior to the Closing.

     (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 4 above shall be true and correct in all materiaL respects at and as of the Closing Date, and all the representations and warranties set forth in Section 4 above which are qualified by "material" or materiality shall be true and correct in all respects at and as of the Closing Date.

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect.

          (iv) the Buyer shall have a commitment(s) for an equity financing with gross proceeds to the Buyer of at least $20,000,000 (at least 70% of which shall be in the form of cash and no more than 30% shall be in the form of a promissory note (without any performance contingencies)).

          (v) the Buyer shall have delivered to the Seller a certificate, executed by the president or chief financial officer of the Buyer, to the effect that each of the conditions specified in Section 7(b)(i)-(iv), and
     (viii) have been satisfied in all respects.

          (vi) the Buyer shall have executed and delivered the Warrants in form and substance as set forth in EXHIBITS B and C attached hereto, the Patent Assignment Agreement attached hereto as EXHIBIT D, and the MemberWorks Transition Agreement attached hereto as EXHIBIT E.

          (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller and its counsel.

          (viii) the Buyer shall have received all (A) authorizations, consents and approvals required to consummate this Agreement and the transactions contemplated hereby and (B) all other authorizations, consents and approvals set forth herein, and such authorizations, consents and approvals shall be in full force and effect on the Closing Date.

          (ix) the Buyer shall have delivered to the Seller a certificate executed by the secretary of the Buyer dated as of the Closing Date, certifying (i) the resolutions of the board of directors of Buyer authorizing the transactions contemplated hereby, (ii) incumbency matters, and (iii) such other proceedings relating to the authorization, execution and delivery of this Agreement and the transactions contemplated hereby as may be reasonably requested by the Seller.

          (x) the Buyer shall have entered into agreements with each of Pentech Financial Services, Inc. and AboveNet Communications, Inc., respectively, that release the Seller from all obligations and liabilities accruing from and after August 1, 2001 under (A) that certain Master Equipment Lease No. 300771 by and between the Seller and Pentech Financial Services, Inc., dated May 1, 2000, and (B) that certain Internet Services and Co-Location Agreement by and between Seller and AboveNet Communications, Inc., dated April 7, 2000.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing specifically so stating at or prior to the Closing.

     8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller and/or Buyer contained in Section 3(a)-(c) and in
Section 4(a)-(c) (relating to organization, authorization and non-contravention), Section 3(e) (relating to title to assets), Section 3(l) (relating to intellectual property) and Section 3(w) (relating to Liabilities at Closing) of this Agreement shall survive the Closing and continue in full force and effect for a period of four years thereafter. All of the representations and warranties contained in Section 3(f) (relating to financial statements), Section 4(e)-(f) (relating to SEC Reports and Financial Statements and Changes thereto), and Section 3(g) (relating to events subsequent to most recent balance sheet date) shall survive the Closing and continue in full force and effect for a period of two years. The representations and warranties of the Seller contained in Section 3(j) (relating to taxes) of this Agreement shall survive the Closing and continue in full force and effect for the period of the applicable statute of limitations. All of the other representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect for a period of one year thereafter. All of the foregoing survival periods shall apply even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing.

     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

          (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and pre-Closing covenants contained in this Agreement, and the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(g) below within the applicable survival period pursuant to Section 8(a) above, then the Seller shall indemnify and hold harmless the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, or otherwise by operation of law) or post-Closing covenant contained in this Agreement.

               (iii) In the event the Buyer proceeds to Closing without the condition to Closing specified in Section 7(a)(iii) having been satisfied, and Buyer incurs any Liability or Adverse Consequence arising from creditors of the Seller not having executed a Consent and Release Agreement as required under

          Section 7(a)(iii), the Seller shall indemnify the Buyer fully against all such Liabilities and/or Adverse Consequences.

               (iv) The Seller shall fully indemnify the Buyer against any reasonable costs or expenses that the Buyer incurs as a result of any Missing Asset, including without limitation the amounts that the Seller might owe in connection with such licenses not being in place as and when required and not being conveyed to the Buyer at the Closing, including without limitation, the software licenses referred to on Section 3(l)(i) of the Disclosure Schedule, not being in place and not being conveyed to the Buyer at the Closing.

               (v) Any amounts to which the Buyer is entitled under Sections 8(b)(iii) and (iv) may be paid by offset under Section 8(g) (other than by return or forfeiture of the Warrants). Any amount which Seller owes Buyer under Sections (8)(b)(iii) and (iv) will accrue and bear interest at the Applicable Rate plus 3 percent per annum, for the period from the date when such amount becomes due and payable until such amount is offset by the Buyer.

          (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

               (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and pre-Closing covenants contained in this Agreement, and the Seller makes a written claim for indemnification against the Buyer pursuant to Sections 10(g) below within the applicable survival period pursuant to Section 8(a) above, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (ii) The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability or post-Closing covenant contained in this Agreement.

          (d) MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced thereby.

               (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith reasonable judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above,
          (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

     (f) PAYMENT BY SELLER. If Seller at any time owes any amounts to Buyer under this Section 8, Buyer may elecT to offset all or a portion of such amounts according to Section 8(g) below. If Buyer does not elect to exercise its right to offset in Section 8(g) below with respect to all of such amounts owed, Seller shall pay Buyer the amounts oweD in the following order of priority: (i) first, by using any and all Cash available to Seller, (ii) next, by using the Buyer Shares, if any, that Seller holds as a result of the exercise of the Warrants,
(iii) next, by returning and forfeiting all or part of the Initial Warrant, and
(iv) lastly, if the Performance Warrant shall then be exercisable, by returning and forfeiting all or part of the Performance Warrant. If the Seller pays Buyer any amounts owed to the Buyer under this Section 8 in Buyer Shares, then the Buyer Shares shall be valued at the exercise price of the Warrant. If the Seller pays Buyer any amounts owed to Buyer under this Section 8 by returning and forfeiting all or part of the Warrants, then the value of each share issuable upon exercise of the Warrants to be returned or forfeited by Seller shall be equal to (i) the value (determined as of the Closing Date pursuant to the Black-Scholes option pricing model, as determined by KPMG LLP or such other "Big 5" accounting firm as the Buyer shall select) of the Initial Warrant or Performance Warrant, as applicable, divided by (ii) the number of shares issuable upon exercise of the Initial Warrant or Performance Warrant, as applicable.

     (g) OFFSET. In addition to any other remedy available to the Buyer against the Seller under this Agreement or under any Law or otherwise, the Buyer may offset any amount to which Buyer may be entitled under this Agreement (including under this Section 8) or under any agreement entered into in connection herewith against amounts otherwise payable to Seller under this Agreement (including the cash portion of the Purchase Price) or under any agreement entered into in connection herewith (including the Payments payable under the Patent Assignment), in any combination thereof. Buyer shall provide prior written notice to the Seller of its election to offset, specifying in reasonable detail the basis therefor. Neither the exercise of nor the failure to exercise such right of offset will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. If at the time the Buyer is making any Payments under the Patent Assignment Agreement, the Buyer reasonably determines that (i) it is reasonably likely to be entitled to indemnification under Section 7(a)(iii) or Section 7(a)(iv), but has not actually incurred or suffered any Liability or Adverse Consequence that would be subject to offset in accordance with the procedures set forth in this
Section 8(g), and (ii) the remaining Payments to be made to Seller under the Patent Assignment Agreement are not sufficient to effect such offset, then in lieu of making such Payment, an amount required to fully indemnify the Buyer against any and all Liabilities and/or Adverse Consequences arising under
Section 7(a)(iii) shall be placed in escrow to be governed by the terms of a reasonably customary escrow agreement. If the Buyer becomes entitled to indemnification under Section 7(a)(iii) or Section 7(a)(iv), the Buyer shall effect such offset in whole or in part by requiring the applicable amount of funds to be returned to the Buyer from the escrow prior to setting off amounts to which the Buyer is entitled against further Payments. Upon satisfaction of all Payments under the Patent Assignment Agreement, any amount still in such escrow shall be released to the Seller. Any dispute that arises under this paragraph shall be subject to and governed by the arbitration provisions set forth in Section 8(h).

     (h) ARBITRATION. If Seller disputes any amount owed to Buyer under this
Section 8 or any offset elected by the Buyer according to Section 8(g) above, Seller shall provide the Buyer with details of the dispute, including any amount not in dispute, and the Parties shall attempt in good faith to resolve the dispute promptly by negotiation between executives. If the matter has not been resolved within 60 days of a Party's request for negotiation, either Party may initiate arbitration as follows. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by negotiation, will be settled by binding arbitration in accordance with the then current Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by one independent and impartial arbitrator. The Buyer shall appoint one arbitrator who must have an expertise in the matter(s) in dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Promptly upon entry of such judgment, any amount in dispute owed to Buyer by Seller under this Section 8 shall be offset according to Section 8(g) above. The place of arbitration will Be Palo Alto, California. The law of the state of California, exclusive of its conflict-of-laws rules, will govern as to the merits of the dispute. The arbitrators are not empowered to award damages in excess of compensatory damages and each Party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The statute of limitations of the State of California applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration.

     (i) BULK TRANSFER LAWS. The Seller agrees to indemnify and hold harmless the Buyer from and against any Adverse Consequences that arise from the non-compliance or violation by the Seller of the provisions of any bulk transfer laws of any jurisdiction in connection with the transaction contemplated by this Agreement.

     (j) OTHER REMEDIES. Except to the extent specified in Section 8(e), the provisions of this Section 8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have.

     (k) DAMAGES THRESHHOLD: LIMITATION OF LIABILITY. Notwithstanding the foregoing, with the exception of the indemnification obligations of the Seller to the Buyer in Section 8(b)(iii) and (iv) above, which shall not be subject to any threshhold or deduction, the Buyer shall not be entitled to any amounts for indemnification pursuant to this Section 8 unless and until a claim signed by an executive officer of Buyer alleging damages in an amount in excess of a $200,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar) has been delivered to Seller and such amount is determined pursuant to this Section 8, to be payable, in which case Buyer shall receive an amount in cash equal in value to the full amount of such damages without deduction.

     9. TERMINATION.

     (a) TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller on or before November 1, 2001 if the Buyer is not satisfied with the results of its continuing business, legal, financial and accounting due diligence regarding the Seller, the Acquired Assets and its prospects.

          (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before November 30, 2001, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or

          (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before November 30, 2001, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach), and except that the following provisions shall survive termination: Section 6(d) (relating to confidentiality), Section 9(c) and Section 10(k) (relating to expenses).

     (c) TERMINATION COMPENSATION. If this Agreement is terminated by the Buyer pursuant to Section 9(a)(iii) above or the Closing does not occur primarily due to Seller's inability or unwillingness to close or the Seller violates the provisions of Section 5(g) and the Seller enters into a transaction (or series of related transactions) with a third-party on or prior to November 30, 2005 (i) for the sale or license of all or substantially all the Acquired Assets, (ii) for the sale or license of all or substantially all of the Intellectual Property and Technology, (iii) for the sale or license of any of the Patents, or (iv) that is a Change of Control Transaction, then the Seller shall (x) pay the Buyer a termination fee of $4 million in cash (the "TERMINATION FEE"), immediately (and in any event within one business day) following the Seller entering into any such transaction and (y) the royalty payments to be paid by the Buyer to the Seller pursuant to that certain Technology License Agreement dated September 7, 2001 shall be governed by Section 5.2.2 thereof ((y) and the Termination Fee shall be referred to together as the "TERMINATION COMPENSATION"). Notwithstanding the foregoing, the Termination Compensation shall not be due where the Seller licenses its Intellectual Property or Technology to third-parties in a manner that is substantially similar and under substantially similar circumstances to those licenses previously granted by the Seller in the Ordinary Course of Business of the Existing Business (excluding any terms similar in scope to those granted in the Seller's Amendment to Development and License Agreement with Save.com LLC and Valassis Communications, Inc. or its Convertible Promissory Note in favor of Valassis Communications, Inc. and associated agreements, including but limited to category exclusivity, competitor exclusivity greater than 12 months, any license of the Patents or any exclusive technology license) and such license is for the sole purpose of continuing the operation of the Existing Business. If the transactions contemplated under this Agreement do not close due to: (a) Seller's failure to obtain one or more of the Consent and Release Agreements from Valassis Communications, Inc., Limar Realty Corp. #26 or Save.com LLC (if then a creditor of Seller) pursuant to Section 7(a) above (and Buyer has not waived the requirement that such Consent and Release Agreement be obtained from Valassis Communications, Inc., Limar Realty Corp. #26 or Save.com LLC (if then a creditor of Seller), or (b) either Party's failure to obtain approval of the transactions contemplated herein by its respective board of directors or Seller's failure to obtain such approval by its stockholders, if so required, or (c) Seller fails to obtain any material third party consents required to be obtained in Section 7(a)(iv) above, then the Seller shall, upon the payment described in this Section 9(c) becoming due, immediately grant a security interest in the Patents to the Buyer (and hereby appoints the Buyer as its attorney-in-fact to execute and file the appropriate financing statements or other documents in order to perfect such security interest) until such time as the Buyer shall have been paid the Termination
Fee in full (in which case the security interest shall be terminated and the Buyer shall execute and deliver such termination statements and other documents as are necessary to effect such termination). For purposes of this
Section 9(c), a "Change of Control Transaction" shall mean a transaction or a series of transactions (including a merger) in which the stockholders of the Seller immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent), a sale of all or substantially all of the assets of the Seller or the acquisition by any person or legal entity holding shares of capital stock of the Seller of one hundred percent (100%) of the voting capital stock of the Seller, whether by merger, stock purchase or otherwise.

     10. MISCELLANEOUS.

     (a) JOINT COMMUNICATIONS; PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the terms of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure). With respect to any press release or any public announcement relating to the terms of this Agreement, the Parties agree to take reasonable best efforts to jointly communicate such terms. The Parties further agree to conduct a joint communication of the transactions contemplated herein to all existing customers.

     (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein), together with the existing Services Agreement dated as of September 7, 2001 between Buyer and Seller which will survive in accordance with its terms and conditions until the Closing or its earlier expiration or termination and the Technology License Agreement dated as of September 7, 2001 between Buyer and Seller, which will survive in accordance with its terms and conditions except to the extent superseded by the Patent Assignment Agreement entered into at the Closing, constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder). Notwithstanding the foregoing, upon prior written notice to the Buyer, the Seller may assign to a committee of its creditors or such committee's designee, the right to bring suit against the Buyer to enforce this Agreement and/or the Patent Assignment Agreement for monies owed by the Buyer to the Seller in the event that Seller is unable, unwilling or unavailable to bring such action, PROVIDED, HOWEVER, that such committee of creditors or such committee's designee may not commence any such litigation until (x) a Big Five independent auditor has conducted an audit of the Buyer's books and records pursuant to Section 6.3 of the Patent Assignment Agreement, (y) such independent auditor's figures reflect underpayment of the amounts then due the Seller under the Patent Assignment Agreement, and (z) Buyer and such committee of creditors or such committee's designee have not resolved in good faith such underpayment within sixty calendar days of the conclusion of such audit. In the event that such committee of creditors or such committee's designee commences any litigation against the Buyer to enforce this Agreement and/or the Patent Assignment Agreement for monies owed by the Buyer to the Seller, then any such action brought by such committee of creditors or such committee's designee in the name of the Seller will be subject to any and all defenses, rights of setoff, rights of recovery, rights of recoupment, and counterclaims that the Buyer would have as against the Seller.

     (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:



IF TO THE BUYER, TO:                                         WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
--------------------                                         ---------------------------------------------------

e-centives, Inc.                                             Hogan & Hartson L.L.P.
6901 Rockledge Drive, 7th Floor                              555 Thirteenth Street, N.W.
Bethesda, Maryland 20817                                     Washington, D.C. 20004
Attention:  General Counsel                                  Attention:  Steven M. Kaufman, Esq.
Telecopy No.: (240) 333-6204                                 Telecopy No.: (202) 637-5910


IF TO THE SELLER, TO:                                        WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
---------------------                                        ---------------------------------------------------

BrightStreet.com, Inc.                                       Carr & Ferrell, LLP


                                      - 32 -

555 Twin Dolphin Drive, 2nd Floor                            2225 E. Bayshore Road, Suite 200
Redwood City, CA  94065                                      Palo Alto, CA  94303
Attention:  President                                        Attention: Barry A. Carr, Esq.
Telecopy No.: (650) 620-2585                                 Telecopy No.: (650) 812-3444


                                                             WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                                                             Murray & Murray
                                                             19330 Stevens Creek Boulevard, Suite 100
                                                             Cupertino, California 95014-2526
                                                             Attention: Craig Prim, Esq.
                                                             Fax (650) 852-9244

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

     (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Seller has not borne and will not bear, and the Assumed Liabilities do not include, any of the costs and expenses of the Seller (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                                      *****

                            [SIGNATURE PAGE FOLLOWS]

                           Counterpart Signature Page
                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT



     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   E-CENTIVES, INC.


                                   By:            /S/ KAMRAN AMJADI
                                          ------------------------------------
                                   Name:  Kamran Amjadi
                                   Title: Chairman and Chief Executive Officer



                                    BRIGHTSTREET.COM, INC.


                                    By:           /S/ R. SCOTT WILLS
                                          -----------------------------------
                                    Name:  R. Scott Wills
                                    Title: President

     The exhibits and schedules to the Amended and Restated Asset Purchase Agreement are not being filed with this report. The Amended and Restated Asset Purchase Agreement filed with this report briefly describes the contents of each exhibit and schedule to the Amended and Restated Asset Purchase Agreement. The registrant undertakes to furnish supplementally a copy of any omitted exhibit and schedule to the Securities and Exchange Commission upon request. Pursuant to
Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules:


Exhibit A     Form of Bill of Sale and Assignment and Limited Assumption Agreement
Exhibit B     Form of Initial Warrant Exhibit C Form of Performance Warrant
Exhibit D     Patent Assignment Agreement
Exhibit E     Memberworks Transition Agreement
Exhibit F     Form of Key Employee Agreement
Exhibit G     Form of Consent and Release
Disclosure Schedules
Schedule I    List of Acquired Assets
Schedule II   List of Excluded Assets
Schedule III  List of Excluded Liabilities
Schedule IV   List of Seller's Employees
